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                                                                   EXHIBIT 10.15


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                                 AMENDMENT NO. 4
                                       TO
                           LOAN AND SECURITY AGREEMENT



     This Amendment No. 4 to Loan and Security Agreement is entered into as of the 6th day of November, 1996, by and between Silicon Valley Bank ("Bank") and Fourth Shift Corporation ("Borrower").

                                    RECITALS

     Borrower and Bank are parties to that certain Loan and Security Agreement dated as of October 23, 1995, as amended (the "Agreement"). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

     NOW, THEREFORE, the parties agree as follows:

     1. The term "Committed Line" in Section 1.1 shall be amended to read "Five Million Dollars ($5,000,000)".

     2. The Revolving Facility shall terminate, and all Advances outstanding thereunder shall be due and payable on November 5, 1997.

     3. Subject to Section 3.2(b), the Advances under the Revolving Facility shall bear interest, from November 6, 1996, at a floating rate equal to the Prime Rate plus 1.25%.

     4. Section 6.3 is amended to provide that, at any time more than $1,000,000 is outstanding under the Revolving Facility for 90 consecutive days, Bank shall have a right, at Borrower's expense, to audit Borrower's Accounts semi-annually.

     5. Section 6.10 of the Agreement is amended to provide that, in the calculation of Borrower's profitability, capitalized software will be treated as though it had been expensed on Borrower's income statement. Section 6.10 is further amended to provide that Borrower shall not suffer a loss in excess of $300,000 in the fiscal quarter ending September 30, 1996, a loss in excess of $300,000 in the fiscal quarter ending December 31, 1996, or a loss in excess of $150,000 in the fiscal quarter ending March 31, 1997. Borrower shall have a profit of not less than $1.00 for each fiscal quarter thereafter.

     6. Unless otherwise defined, all capitalized terms in this Amendment shall be as defined in the Agreement. Except as amended, the Agreement remains in full force and effect.

     7. Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

     8. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.




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     9.   As a condition to the effectiveness of this Amendment, Borrower shall pay a Facility Fee shall be an amount equal to Thirty Seven Thousand Five Hundred Dollars ($37,500), payable upon the date hereof, plus all Bank Expenses incurred in connection with the preparation of this Amendment.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.


                                       FOURTH SHIFT CORPORATION

                                       By:     /s/ D.G. Latzke
                                              ------------------------
                                       Title:  V.P. and CFO
                                              ------------------------


                                       SILICON VALLEY BANK

                                       By:     /s/ Kirk Westbrook
                                              ------------------------
                                       Title:  Vice President
                                              ------------------------




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